UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2021

CARVER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CARV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 1, 2021, Carver Bancorp, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Wells Fargo Central Pacific Holdings, Inc. (“Wells Fargo”), pursuant to which the Company sold: (i) 157,806 shares of the Company’s common stock, par value $0.01 per share, at a purchase price of $7.75 per share (the “Common Stock”), and (ii) 3,177 shares of a new series of preferred stock, Series E non-cumulative non-voting participating preferred stock, par value $0.01 per share, at a purchase price of $1,000 per share (the “Series E Preferred Stock” and together with the Common Stock, the “Shares”), in a private placement (the “Private Placement”) for gross proceeds of approximately $4.4 million.

The Company intends to use the net proceeds of the Private Placement for general corporate purposes. The Stock Purchase Agreement contains representations, warranties, and covenants of the Company and Wells Fargo that are customary in private placement transactions.

The issuance of the Shares pursuant to the Stock Purchase Agreement is exempt from registration pursuant to the exemption provided under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The offering was made only to accredited investors as that term is defined in Rule 501(a) of Regulation D under the Act.

Wells Fargo may not sell or transfer or otherwise dispose of the Shares without the prior written consent of the Company. Wells Fargo has pro-rata rights to participate in any subsequent equity or voting debt securities offerings to maintain its 4.9% voting interest in the Company.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Series E Preferred Stock

On January 28, 2021, the Company filed a Certificate of Designations to its Certificate of Incorporation with the Secretary of State of the State of Delaware to issue 3,177 shares of Series E Preferred Stock (the “Certificate of Designations”) to Wells Fargo. The preferences, limitations, powers and relative rights of the Series E Preferred Stock are set forth in the Certificate of Designations and are described below.

Upon the completion of any of the following transfers of shares of Series E Preferred Stock, if the holder of the shares of Series E Preferred Stock effecting such transfer has followed certain notice requirements, each such transferred share of Series E Preferred Stock will be converted into (i) the number of shares of Common Stock equal to the quotient of (A) the Stated Amount (as defined below) with respect to such share of Series E Preferred Stock as of the date of such transfer and the related conversion divided by (B) $7.96, which is the current conversion price (the “Conversion Price”), plus (ii) cash in lieu of fraction shares:

a)	in a widespread public distribution,

b)	to the Company,

c)	in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company, or

d)	to a transferee that would control more than 50% of the voting securities of the Company without any transfer from the holder;

provided, that in no event will the number of such shares of Common Stock, taken together with any other voting securities and nonvoting securities owned by a holder of the Series E Preferred Stock, exceed 33.3% of the total issued and outstanding equity of the Company. The Conversion Price will be subject to customary anti-dilution adjustments. “Stated Amount” means, in respect of Series E Preferred Stock, $1,000 per share.

The Series E Preferred Stock is perpetual and has no maturity date. The Company also filed an amendment to the Certificate of Designations (the “Amendment”) with the Secretary of State of the State of Delaware on February 1, 2021. The Amendment provides for the original issuance date of February 1, 2021 and that the Company may, at its option, redeem the shares of Series E Preferred Stock, in whole or in part, from time to time, on any date on or after February 1, 2026.

Holders of the Series E Preferred Stock will be entitled to receive, if declared by the Company’s board of directors, noncumulative cash dividends on each date that dividends or other distributions are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below) in an amount per whole share of the Series E Preferred Stock equal to the aggregate amount of dividends or other distributions that would be payable on such date to a holder of the Reference Package. “Reference Package” means the number of shares of Common Stock equal to the quotient of (A) the Stated Amount divided by (B) the Conversion Price.

The holders of the Series E Preferred Stock will not have voting rights except (a) for any vote required by law or by the Company’s Certificate of Incorporation, or (b) for effecting or validating: (i) any increase or decrease in the authorized number of shares of Series E Preferred Stock or issuance of shares of Series E Preferred Stock after the original issue date; (ii) any amendment, alteration or repeal of any provision of the Certificate of Incorporation or Bylaws of the Company that would adversely affect the voting powers, preferences, privileges or special rights of the Series E Preferred Stock; (iii) any amendment or alteration of the Certificate of Incorporation or Bylaws of the Company to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Company ranking senior to Series E Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or (iv) a merger or consolidation of the Company with another entity (whether or not a corporation), unless in each case (A) the shares of Series E Preferred Stock remain outstanding and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, and limitations and restrictions thereof as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series E Preferred Stock immediately prior to such consummation.

The foregoing description of the Certificate of Designations and the Amendment do not purport to be complete and are qualified in their entirety by the full text of the Certificate of Designations and the Amendment attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

There were no underwriting discounts or commissions. Additionally, the information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Non-Cumulative Non-Voting Participating Preferred Stock, Series E, par value $0.01 per share

3.2	Certificate of Amendment of Certificate of Designations of Non-Cumulative Non-Voting Participating Preferred Stock, Series E, par value $0.01 per share

10.1	Stock Purchase Agreement, by and between Carver Bancorp, Inc. and Wells Fargo Central Pacific Holdings, Inc., dated February 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.

DATE: February 1, 2021	By:	/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer